SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549


                             FORM 8-K


                          CURRENT REPORT




Pursuant to Section 13 or 15(d) of the Securities Exchange Act of
1934.



Date of Report (Date of earliest event reported) June 5, 1998.



                 TENNEY ENGINEERING, INC.
(Exact name of registrant as specified in its charter)


New Jersey                  1-4142                  22-1323920

State or other          (Commission File         (IRS Employer
Jurisdiction of               Number)          Identification No.)
Incorporation)


                      1090 Springfield Road
                     Union, New Jersey 07083
                      (Address of Principal
                  Executive Offices)  (Zip Code)






Registrant's Telephone Number, including area code:  (908) 686-7870




Item 5 - Other Events

     On September 12, 1996, Tenney Engineering, Inc. (the "Company") and Summit Bank, (the "Bank") entered into a Loan and Security Agreement ("Term Note") for a $300,000 renewable working capital line of credit expiring May 31, 1997. At April 23, 1997 the Term Note was renewed until May 31, 1998, and increased to the amount of $750,000. The Bank was granted a security interest in substantially all the Company's assets. As at June 5, 1998, the Company had borrowed $750,000 under the Term Note. Payments of interest are being met in accordance with the terms of the Note. The Bank had made it known that it would not renew the Term Note on May 31, 1998.

     On June 5, 1998, the Company received notice dated June 2, 1998, from the Bank's counsel advising that the Bank shall expect payment in full within thirty (30) days of the date of said notice. As of May 29, 1998, the outstanding balance due and owing to the Bank, including principal, interest and late charges was the sum of $755,979.17. The per diem after May 29, 1998 is $213.54.

     Counsel for the Bank further advised that if the Bank is not in receipt of payment in full within thirty (30) days of the date of said notice, the Bank will proceed to exercise all of its available legal rights and remedies, including but not limited to, the commencement of legal proceedings to collect the Note indebtedness and to realize upon the Bank's collateral. As part of any such legal proceedings, the Bank will also seek the collection of its legal expenses.

     The Company is currently negotiating with alternative financing sources for replacement of the Term Note.


Item 7  -  Financial Statements and Exhibits

     (c)  Exhibits

(10) i.(v) Letter from the Office of the General Counsel
Summit Bancorp dated June 2, 1998, to Tenney
Engineering, Inc. and DynaTenn, Inc.









                           SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                           TENNEY ENGINEERING, INC.
                                (Registrant)




                      By:  s/Martin Pelman
                           ____________________________
                    Name:  Martin Pelman
                   Title:  Vice President, Finance/
                             Treasurer
                           (Principal Financial Officer)



Dated:  June 16, 1998



EXHIBIT (10) i.(v)

LETTER FROM THE OFFICE OF THE GENERAL COUNSEL
SUMMIT BANCORP DATED JUNE 2, 1998
TO TENNEY ENGINEERING, INC. AND DYNATENN, INC.



Office of the General Counsel
Summit Bancorp

Three University Plaza
Suite 502
Hackensack, NJ  07601
(201) 883-7600

(201) 883-7614

June 2, 1998


CERTIFIED MAIL RETURN RECEIPT
REQUESTED AND REGULAR MAIL

Tenney Engineering, Inc.
1090 Springfield Road
Union, New Jersey 07083
Attention:  Martin Pelman

DynaTenn Inc.
30 Wood Rock Road
Weymouth, Massachusetts 02188

RE: Summit Bank Revolving Line of Credit Loan in the maximum principal sum of $750,000.00 (the Loan) to Tenney Engineering, Inc. and DynaTenn, Inc. pursuant to Loan and Security Agreement dated September 12, 1996, as amended by Agreements dated February 20, 1997, April 23, 1997 and May 30, 1997

Dear Sir/Madam:

     I am counsel for Summit Bank with respect to the above referenced Loan. As you know, the Loan matured and became due and payable in full on May 31, 1998. Accordingly, Summit shall expect payment in full within thirty (30) days of the date of this letter.

     As of May 29, 1998, the outstanding balance due and owing in respect of the Loan (including all principal, interest and late charges) was the sum of $755,979.17. The per diem after May 29, 1998 is $213.54.

     In the event that Summit is not in receipt of payment in full within thirty (30) days of the date of this letter, please be advised that Summit will proceed to exercise all of its available legal rights and remedies, including but not limited to the commencement of legal proceedings to collect the Note indebtedness and to realize upon Summit's collateral. As part of any such legal proceedings, Summit will also seek the collection of its legal expenses.

     This letter is without prejudice to, and specifically reserves all of Summit's rights and remedies in this matter. Nothing contained herein or omitted herefrom shall be deemed to be a waiver of any of Summit's available legal rights and/or remedies.

                                   Very truly yours,



                                   s/Daniel F. Flores
                                   Daniel F. Flores

DFF/cfb
cc:  Joseph P. Link, VP

     Peter Rado, Esq.
     Ide, Haigney & Rado
     317 Madison Avenue
     New York, New York 10017





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